Exhibit 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Glen Mathison	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-636-5448	Phone: 415-636-9869

SCHWAB REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

2006 NET INCOME AND EPS SET NEW RECORDS

SAN FRANCISCO, January 17, 2007 – The Charles Schwab Corporation announced today that its net income for the quarter ended December 31, 2006 was $467 million. In comparison, the company reported net income of $266 million for the third quarter of 2006 and $187 million for the fourth quarter of 2005. For the year ended December 31, 2006, the company’s net income was a record $1.2 billion, compared with $725 million in 2005. The company’s fourth quarter and full-year results include a $205 million non-cash tax benefit relating to its pending sale of U.S. Trust; further details on the tax benefit are provided at the end of this release.

	Three Months Ended —December 31,—		% Change	Twelve Months Ended —December 31,—		% Change
Financial Highlights	2006	2005		2006	2005
Net revenues (in millions)[1]	$1,096	$964	14%	$4,309	$3,619	19%
Net income (in millions)	$467	$187	150%	$1,227	$725	69%
Diluted earnings per share	$.37	$.14	164%	$.95	$.55	73%
Pre-tax profit margin[1]	33.9%	29.3%		34.3%	28.4%
Return on stockholders’ equity	39%	17%		26%	16%

[1].	From continuing operations. Amounts have been adjusted to summarize the impact of the pending sale of U.S. Trust in income from discontinued operations.

Chairman and CEO Charles Schwab commented, “In 2006, we sharpened our focus on individual investors and independent advisors with the sale of U.S. Trust and the acquisition of The 401(k) Company. We also continued to build stronger client relationships and improve our financial performance. Total client assets rose 18% in 2006 to $1.2 trillion at year-end, while net new assets rose 33% to $87 billion in our core Schwab Investor Services and Schwab Institutional businesses. Additionally, new brokerage accounts rose 15% in 2006 to 655,000, reflecting the continued success of our “Talk to Chuck” advertising. These client metrics reflect both our emphasis on value, performance, and service and the superb efforts of all the employees on the Schwab team. Once again, we combined our client success with financial discipline, and our 2006 net income and earnings per share set new records. Our momentum is building, and I’m excited about the opportunities that lie ahead in 2007 and beyond.”

CFO Chris Dodds said, “For 2006, we set out to accelerate our revenue growth, limit our expense growth while investing in our client service capabilities, and build our margins, earnings and return on equity. We delivered on all fronts – net revenues grew 19% in 2006 versus 6% in 2005, expense growth was held to 9% over the 2005 level even as client loyalty improved and attrition declined, our pre-tax profit margin improved from 28% to 34%, and net income passed the $1 billion milestone. Our ongoing commitment to rigorous capital management resulted in net capital expenditures of just $59 million, a reduction in our long-term debt of $74 million, a doubling of our dividend, $859 million of common stock repurchases, and a return on equity of 26% for the year.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Schwab Investor Services Business (includes Individual Investor and Corporate and Retirement Services)

•	Client assets enrolled in Schwab advice offers = $49.1 billion, up 25% year-over-year.

•	Client assets in employer-sponsored retirement plans at Schwab = $142 billion, up 20% year-over-year.

•	Relaunched the Online Portfolio Consultation tool to provide clients with a more intuitive and comprehensive analysis of their holdings, including detailed diagnostic views of asset allocation, diversification, and quality.

•	Ended 2006 with approximately 9,000 accounts and $1.2 billion in client assets enrolled in the Schwab Managed Portfolios™ mutual fund wrap account, marking Schwab’s most successful fee-based offer launch to date.

Schwab Institutional® Business

•	Introduced the GrowthPoint™ program, which combines a suite of three distinct service offerings – marketing and business development, business strategy and planning, and transition support – to help advisors plan and manage the growth of their businesses.

•	Launched a new public website that provides interactive tools, educational content, and archived Schwab Institutional webcasts, research reports, and guides, to assist advisors thinking about establishing their own practice.

•	Held the 16th annual IMPACT® conference in Washington, D.C. and announced the first winners of the new Schwab Institutional IMPACT Awards™, which honor advisors and firms that have advanced the industry.

Products and Infrastructure

•	For Charles Schwab Bank, N.A.:

•	Balance sheet assets = $11.0 billion, up 10% from the prior quarter.

•	Outstanding mortgage and home equity loans = $2.3 billion.

•	First mortgage originations during the quarter = $296 million.

•	Enhanced the Schwab BondSource® fixed income trading platform to include viewing of all security types on a single page, improved research and screening tools, and access to research and trading 7 days a week, 22 hours a day.

•	Extended relationship pricing discounts on mortgage and home equity lending products to all Schwab clients.

Tax Benefit

The $205 million tax benefit recognized by Schwab in the fourth quarter of 2006 resulted from the difference between the tax and financial reporting bases of the company’s U.S. Trust stock. When calculating Schwab’s gain on the sale of U.S. Trust, the tax basis will be the basis of U.S. Trust’s prior stockholders in their shares as of the date U.S. Trust was acquired by Schwab, since the transaction qualified as a tax-free exchange. Generally accepted accounting principles call for the recognition of the tax effects of stock basis differences once a commitment is in place to sell a subsidiary and the subsidiary’s results are presented as a “discontinued operation.” The fourth quarter tax benefit is intended to equalize the tax and reporting bases in the company’s U.S. Trust stock as of year-end 2006; it is, however, an estimate based on publicly available information. The final amount of the basis difference will be determined following a survey that the company expects to complete within the next six months.

About Charles Schwab

The Charles Schwab Corporation (Nasdaq: SCHW) is a leading provider of financial services, with more than 300 offices and 6.7 million client brokerage accounts, 542,000 corporate retirement plan participants, 147,000 banking accounts, and $1.2 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Schwab Institutional division. The Charles Schwab Bank, N.A. (member FDIC) provides banking and mortgage services and products. CyberTrader®, Inc. (member SIPC, http://www.sipc.org) is an electronic trading technology and brokerage firm providing services to highly active, online traders. More information is available at www.schwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net Revenues
Asset management and administration fees	$518	$432	$1,945	$1,674

Interest revenue	548	445	2,113	1,523
Interest expense	(177)	(145)	(679)	(501)

Net interest revenue	371	300	1,434	1,022

Trading revenue	181	198	785	778
Other	26	34	145	145

Total net revenues	1,096	964	4,309	3,619

Expenses Excluding Interest
Compensation and benefits	399	386	1,619	1,449
Professional services	78	59	285	222
Occupancy and equipment	68	66	260	262
Advertising and market development	54	57	189	165
Communications	47	42	180	174
Depreciation and amortization	38	44	157	179
Restructuring charges	—	—	—	16
Other	40	28	143	125

Total expenses excluding interest	724	682	2,833	2,592

Income from continuing operations before taxes on income	372	282	1,476	1,027
Taxes on income	(148)	(113)	(585)	(393)

Income from continuing operations	224	169	891	634
Income from discontinued operations, net of tax	243	18	336	91

Net Income	$467	$187	$1,227	$725

Weighted-Average Common Shares Outstanding — Diluted	1,274	1,298	1,286	1,308

Earnings Per Share — Basic
Income from continuing operations	$.18	$.13	$.70	$.49
Income from discontinued operations, net of tax	$.19	$.02	$.27	$.07
Net income	$.37	$.15	$.97	$.56
Earnings Per Share — Diluted
Income from continuing operations	$.18	$.13	$.69	$.48
Income from discontinued operations, net of tax	$.19	$.01	$.26	$.07
Net income	$.37	$.14	$.95	$.55

Dividends Declared Per Common Share	$.050	$.025	$.135	$.089

See Notes to Consolidated Statements of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q4-06 % change		2006				2005
(In millions, except per share amounts and as noted)	vs. Q4-05	vs. Q3-06	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net Revenues (1)
Asset management and administration fees	20%	6%	$518	$489	$479	$459	$432
Net interest revenue	24%	3%	371	360	365	338	300
Trading revenue	(9%)	8%	181	167	210	227	198
Other (2)	(24%)	(48%)	26	50	39	30	34

Total net revenues	14%	3%	1,096	1,066	1,093	1,054	964

Expenses Excluding Interest (1)
Compensation and benefits	3%	(1%)	399	404	407	409	386
Professional services	32%	7%	78	73	71	63	59
Occupancy and equipment	3%	6%	68	64	66	62	66
Advertising and market development	(5%)	74%	54	31	55	49	57
Communications	12%	12%	47	42	47	44	42
Depreciation and amortization	(14%)	(3%)	38	39	39	41	44
Other	43%	29%	40	31	39	33	28

Total expenses excluding interest	6%	6%	724	684	724	701	682

Income from continuing operations before taxes on income	32%	(3%)	372	382	369	353	282
Taxes on income (1)	31%	(3%)	(148)	(152)	(146)	(139)	(113)

Income from continuing operations	33%	(3%)	224	230	223	214	169
Income from discontinued operations, net of tax	N/M	N/M	243	36	28	29	18

Net Income	150%	76%	$467	$266	$251	$243	$187

Basic earnings per share	147%	76%	$.37	$.21	$.20	$.19	$.15
Diluted earnings per share	164%	76%	$.37	$.21	$.19	$.19	$.14
Dividends declared per common share	100%	67%	$.050	$.030	$.030	$.025	$.025
Weighted-average common shares outstanding - diluted	(2%)	—	1,274	1,277	1,294	1,296	1,298

Performance Measures
Pre-tax profit margin from continuing operations (1)			33.9%	35.8%	33.8%	33.5%	29.3%
Annualized return on stockholders’ equity			39%	23%	22%	21%	17%

Financial Condition (at quarter end, in billions)
Cash and investments segregated (3)	(28%)	—	$10.9	$10.9	$11.7	$14.5	$15.2
Receivables from brokerage clients	1%	6%	$10.9	$10.3	$10.9	$10.7	$10.8
Loans to banking clients (3)	21%	5%	$2.3	$2.2	$2.1	$2.0	$1.9
Total assets	3%	4%	$49.0	$47.1	$46.9	$47.6	$47.4
Deposits from banking clients (3)	57%	9%	$11.0	$10.1	$9.3	$7.9	$7.0
Payables to brokerage clients	(17%)	2%	$20.6	$20.2	$21.5	$23.4	$24.7
Long-term debt (3)	(20%)	—	$.4	$.4	$.4	$.5	$.5
Stockholders’ equity	11%	9%	$5.0	$4.6	$4.6	$4.6	$4.5

Other
Full-time equivalent employees (at quarter end, in thousands) (3)	7%	2%	12.4	12.1	11.8	11.7	11.6
Annualized net revenues per average full-time equivalent employee (in thousands) (1, 3)	6%	—	$355	$356	$373	$363	$336
Capital expenditures - cash purchases of equipment, office facilities, and property, net (in millions) (3, 4)	141%	32%	$41	$31	$(32)	$19	$17

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	(8%)	5%	210.8	201.2	250.7	275.2	229.5
Schwab Investor Services (6)	28%	4%	18.5	17.8	18.1	20.6	14.5
Schwab Institutional ®	20%	(8%)	13.4	14.5	15.4	13.3	11.2

Total	(5%)	4%	242.7	233.5	284.2	309.1	255.2

Average Revenue Per Revenue Trade (5)	1%	7%	$13.76	$12.89	$13.47	$13.39	$13.66

(1)	All amounts have been adjusted to summarize the impact of the pending sale of U.S. Trust Corporation (U.S. Trust) in income from discontinued operations.

(2)	Other revenue in the third quarter of 2006 includes $25 million related to the confidential resolution of a legal matter.

(3)	All amounts have been adjusted to exclude U.S. Trust in light of its pending sale.

(4)	Capital expenditures in the second quarter of 2006 are presented net of proceeds of $62 million from the sale of a data center and in the fourth quarter of 2005 are presented net of proceeds of $17 million from the sale of equipment.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades placed by individual investors enrolled in Schwab Private Client TM and advised investing offers.

N/M	Not meaningful.

See Notes to Consolidated Statements of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Notes to Consolidated Statements of Income and Financial and Operating Highlights

(Unaudited)

The Company

The consolidated statement of income and financial and operating highlights include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and CyberTrader, Inc. All periods have been adjusted to summarize the impact of CSC’s sale of U.S. Trust Corporation in income from discontinued operations. The consolidated statements of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Certain prior periods’ revenues and expenses have been reclassified to conform with the current period presentation. All material intercompany balances and transactions have been eliminated.

**********

Growth in Client Assets and Accounts

(Unaudited)

	Q4-06 % change		2006				2005
(In billions, at quarter end, except as noted)	vs. Q4-05	vs. Q3-06	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	(1%)	4%	$31.0	$29.8	$30.3	$30.9	$31.3
Proprietary funds (Schwab Funds® and Laudus FundsTM):
Money market funds	22%	6%	135.0	127.0	120.4	114.6	110.6
Equity and bond funds	43%	10%	56.2	51.2	47.8	43.1	39.2

Total proprietary funds	28%	7%	191.2	178.2	168.2	157.7	149.8

Mutual Fund Marketplace® (1):
Mutual Fund OneSource®	18%	8%	163.2	151.3	147.8	151.3	137.8
Mutual fund clearing services	3%	(15%)	62.1	72.7	68.2	65.7	60.2
Other third-party mutual funds	21%	8%	173.1	160.1	152.8	156.5	142.7

Total Mutual Fund Marketplace	17%	4%	398.4	384.1	368.8	373.5	340.7

Total mutual fund assets	20%	5%	589.6	562.3	537.0	531.2	490.5

Equity and other securities (1)	15%	8%	487.0	451.6	436.3	449.5	422.4
Fixed income securities	19%	(1%)	142.0	143.2	133.3	127.7	119.7
Margin loans outstanding	0%	5%	(10.4)	(9.9)	(10.5)	(10.4)	(10.4)

Total client assets	18%	5%	$1,239.2	$1,177.0	$1,126.4	$1,128.9	$1,053.5

Client assets by business
Schwab Investor Services	15%	6%	$670.9	$631.7	$609.1	$619.4	$583.6
Schwab Institutional	23%	7%	502.5	468.9	445.7	440.5	407.0
Mutual fund clearing services and other	5%	(14%)	65.8	76.4	71.6	69.0	62.9

Total clients assets by business	18%	5%	$1,239.2	$1,177.0	$1,126.4	$1,128.9	$1,053.5

Net growth in assets in client accounts (for the quarter ended)
Net new client assets (2)	(70%)	(66%)	$6.9	$20.2	$18.7	$26.4	$23.1
Net market gains (losses)	N/M	82%	55.3	30.4	(21.2)	49.0	9.2

Net growth (decline)	93%	23%	$62.2	$50.6	$(2.5)	$75.4	$32.3

New brokerage accounts (in thousands, for the quarter ended)	7%	18%	161	136	172	186	151
Active client accounts (in thousands) (3)
Brokerage	(4%)	0%	6,737	6,717	6,714	6,681	7,049
Banking	N/A	3%	147	143	140	138	N/A
Corporate Retirement Plan Participants	N/A	1%	542	535	521	512	N/A

Note: All amounts have been adjusted to exclude U.S. Trust Corporation in light of its pending sale. Total client assets at U.S. Trust as of December 31, 2006 were $165.3 billion.

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Includes an inflow of $3.6 billion in the fourth quarter of 2006 related to a mutual fund clearing services client. Includes an outflow of $19.5 billion in the fourth quarter of 2006 related to a mutual fund clearing services client who completed the transfer of these assets to an internal platform.

(3)	Periodically, the Company reviews its active account base. The Company identified over 400,000 brokerage accounts that met its current definition of active, but had little or no balances and no likelihood of further activity. Effective March 31, 2006, the Company removed these accounts from its active brokerage account total. Amounts for periods prior to 2006 were not adjusted. While the Company adjusted its definition of an active brokerage account to exclude certain zero and minimal balance accounts, the basic definition remains “accounts with balances or activity within the preceding 8 months.” In addition, to present a more comprehensive view of its client relationships, the Company added disclosures for its banking accounts (i.e., deposits, credit cards, HELOCs, mortgages, and other loans) and Corporate Retirement Plan Participants. Amounts for periods prior to 2006 are not available.

The Charles Schwab Corporation Monthly Market Activity Report For December 2006

														% change
	2005 Dec	2006 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	8.9	7.5	9.8	9.1	3.1	7.7	7.9	7.0	7.5	5.7	(13.1)	10.5	9.5	(10%)	7%
Net Market Gains (Losses)	1.4	34.6	(2.2)	16.6	13.0	(30.5)	(3.7)	(1.0)	19.4	12.0	28.9	21.1	5.3

Total Client Assets (at month end, in billions of dollars)	1,053.5	1,095.6	1,103.2	1,128.9	1,145.0	1,122.2	1,126.4	1,132.4	1,159.3	1,177.0	1,192.8	1,224.4	1,239.2	1%	18%

New Brokerage Accounts (in thousands)	59	62	56	68	73	52	47	42	49	45	53	49	59	20%	—
Active Client Accounts (2) (at month end, in thousands)
Brokerage	7,049	6,649	6,662	6,681	6,709	6,714	6,714	6,713	6,716	6,717	6,713	6,720	6,737	—	(4%)
Banking	N/A	132	134	138	138	139	140	140	142	143	144	146	147	1%	N/A
Corporate Retirement Plan Participants	N/A	496	506	512	519	522	521	527	529	535	540	541	542	—	N/A
Market Indices (at month end)
Dow Jones Industrial Average	10,718	10,865	10,993	11,109	11,367	11,168	11,150	11,186	11,381	11,679	12,081	12,222	12,463	2%	16%
Nasdaq Composite	2,205	2,306	2,281	2,340	2,323	2,179	2,172	2,091	2,184	2,258	2,367	2,432	2,415	(1%)	10%
Standard & Poor’s 500	1,248	1,280	1,281	1,295	1,311	1,270	1,270	1,277	1,304	1,336	1,378	1,401	1,418	1%	14%
Schwab 1000	4,087	4,205	4,195	4,256	4,302	4,170	4,174	4,170	4,258	4,359	4,505	4,592	4,644	1%	14%
Clients’ Daily Average Trades (in thousands)
Revenue Trades (3)	222.4	297.8	287.5	245.4	258.7	269.6	224.9	213.8	190.8	200.9	208.5	219.7	204.2	(7%)	(8%)
Schwab Investor Services (4)	11.6	22.6	18.9	20.3	20.0	17.3	17.3	16.3	18.0	19.1	21.8	18.5	14.9	(19%)	28%
Schwab Institutional®	9.7	13.6	13.2	13.1	14.6	15.7	15.8	15.1	14.1	14.4	13.9	13.0	13.3	2%	37%

Total	243.7	334.0	319.6	278.8	293.3	302.6	258.0	245.2	222.9	234.4	244.2	251.2	232.4	(7%)	(5%)

Daily Average Market Share Volume (in millions)
NYSE	1,553	1,868	1,737	1,656	1,681	1,791	1,765	1,592	1,431	1,565	1,592	1,582	1,371	(13%)	(12%)
Nasdaq	1,704	2,171	2,014	2,135	2,139	2,164	2,087	1,895	1,710	1,942	2,019	1,940	1,816	(6%)	7%

Total	3,257	4,039	3,751	3,791	3,820	3,955	3,852	3,487	3,141	3,507	3,611	3,522	3,187	(10%)	(2%)

Mutual Fund Net Buys (Sells) (5) (in millions of dollars)
Large Capitalization Stock	94.5	933.3	657.0	399.8	304.6	169.8	(44.6)	167.0	121.7	546.4	837.6	620.4	285.4
Small / Mid Capitalization Stock	154.4	760.1	733.4	768.6	704.5	126.8	(295.6)	(225.0)	(202.1)	(237.1)	(287.9)	(44.8)	12.0
International	989.9	1,971.8	1,454.1	1,616.9	1,313.5	567.2	(586.7)	43.8	366.1	603.2	488.5	682.3	896.9
Specialized	35.9	331.3	251.5	171.6	162.5	(27.0)	(206.1)	114.2	30.1	(260.1)	(112.0)	(121.6)	(136.2)
Hybrid	145.9	286.5	242.7	266.7	119.2	129.6	213.1	224.0	415.2	310.7	275.6	122.8	331.2
Taxable Bond	(169.9)	766.4	785.5	702.9	177.8	610.8	723.9	709.3	1,152.8	862.8	1,137.3	1,513.0	1,361.9
Tax-Free Bond	(146.0)	257.8	231.2	175.7	12.7	173.5	154.6	207.3	221.0	208.3	183.0	239.7	112.8
Money Market Funds	1,770.0	863.1	2,111.6	(37.0)	(1,292.9)	3,335.4	3,093.3	2,177.8	1,237.1	1,772.7	1,710.5	2,224.8	2,990.4

Note: All amounts have been adjusted to exclude U.S. Trust Corporation in light of its pending sale. Total client assets at U.S. Trust as of December 31, 2006 were $165.3 billion.

(1)	November 2006 includes an inflow of $3.6 billion related to a mutual fund clearing services client. October 2006 includes an outflow of $19.5 billion related to a mutual fund clearing services client who completed the transfer of these assets to an internal platform.

(2)	Periodically, the Company reviews its active account base. The Company identified over 400,000 brokerage accounts that met its current definition of active, but had little or no balances and no likelihood of further activity. Effective March 31, 2006, the Company removed these accounts from its active brokerage account total and adjusted amounts back to January 2006. Amounts for periods prior to January 2006 were not adjusted. While the Company adjusted its definition of an active brokerage account to exclude certain zero and minimal balance accounts, the basic definition remains “accounts with balances or activity within the preceding 8 months.” In addition, to present a more comprehensive view of its client relationships, the Company added disclosures for its banking accounts (i.e., deposits, credit cards, HELOCs, mortgages, and other loans) and Corporate Retirement Plan Participants. Amounts for periods December 2005 and prior are not available.

(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(4)	Includes eligible trades placed by individual investors enrolled in Schwab Private ClientTM and advised investing offers.

(5)	Represents the principal value of client mutual fund transactions handled by Schwab including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.